Exhibit 3.2







                  PRUDENTIAL SECURITIES STRUCTURED ASSETS, INC.






                                   ----------





                                     BYLAWS



                                 August 21,1997

                               TABLE OF CONTENTS

                                                                          Page

I.     Meetings of Stockholders.........................................     1

       Section 1.1.    Annual Meetings..................................     1
       Section 1.2.    Special Meetings.................................     1
       Section 1.3.    Notice of Meeting................................     1
       Section 1.4.    Quorum...........................................     1
       Section 1.5.    Adjournments.....................................     1
       Section 1.6.    Voting...........................................     1
       Section 1.7.    Proxies..........................................     2
       Section 1.8.    Fixing Date for Determination of Stockholders
                       of Record........................................     2

II.    Board of Directors...............................................     3

       Section 2.1.    Powers; Number; Qualifications...................     3
       Section 2.2.    Election and Term of Office......................     3
       Section 2.3.    Vacancies and Additional Directorships...........     3
       Section 2.4.    Meetings.........................................     3
       Section 2.5.    Quorum and Manner of Acting......................     3
       Section 2.6.    Resignation of Directors.........................     4
       Section 2.7.    Removal of Directors.............................     4

III.   Committees of the Board..........................................     4

       Section 3.1.    Designation, Power, Alternate Members and Term
                       of Office........................................     4
       Section 3.2.    Meetings, Notices and Records....................     4
       Section 3.3.    Quorum and Manner of Acting......................     5
       Section 3.4.    Resignations.....................................     5
       Section 3.5.    Removal..........................................     5
       Section 3.6.    Vacancies........................................     5

IV.    Officers.........................................................     5

       Section 4.1.    Officers.........................................     5
       Section 4.2.    Election, Term of Office and Qualifications......     5
       Section 4.3.    Other Officers; Bonds............................     5
       Section 4.4.    Independent Officer..............................     6
       Section 4.5.    Resignations.....................................     6
       Section 4.6.    Removal..........................................     6
       Section 4.7.    Vacancies........................................     6
       Section 4.8.    The President....................................     6
       Section 4.9.    The Chairman of the Board........................     6
       Section 4.10.   The Secretary....................................     6
       Section 4.11.   Assistant Secretaries............................     7
       Section 4.12.   The Chief Financial Officer......................     7
       Section 4.13.   The Treasurer....................................     7
       Section 4.14.   Other Officers...................................     8

V.     Execution of Instruments and Deposit of Corporate Funds..........     8

       Section 5.1.    Execution of Instruments Generally...............     8
       Section 5.2.    Borrowing........................................     8
       Section 5.3.    Deposits.........................................     8
       Section 5.4.    Checks, Drafts etc...............................     8
       Section 5.5.    Proxies..........................................     8

VI.    Corporate Seal...................................................     8

       Section 6.1.    Corporate Seal...................................     9

VII.   Fiscal Year......................................................     9

       Section 7.1.    Fiscal Year......................................     9

VIII.  Amendments.......................................................     9

       Section 8.1.    Amendments.......................................     9

IX.    Action without a Meeting.........................................     9

       Section 9.1.    Action without a Meeting.........................     9

X.     Indemnification..................................................    10

       Section 10.1.   Indemnification..................................    10

XI.    Waiver of Notice.................................................    11

       Section 11.1.   Waiver of Notice of Meetings of Stockholders,
                       Directors and Committees.........................    12

                  PRUDENTIAL SECURITIES STRUCTURED ASSETS, INC.

                                     BYLAWS



Meetings of Stockholders.

     Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held each year on such date, and at such time and place within or without the State of Delaware, as may be designated by the Board of Directors from time to time.

     Special Meetings. Special meetings of the stockholders for any proper purpose or purposes may be called at any time by the Board of Directors, the President, the Chairman of the Board or any Vice President, to be held on such date, and at such time and place within or without the State of Delaware, as the Board of Directors, the President, the Chairman of the Board or any Vice President, whichever has called the meeting, shall direct. A special meeting of the stockholders shall be called by the President, the Chairman of the Board or any Vice President whenever stockholders owning a majority of the shares of the Corporation then issued and outstanding and entitled to vote on matters to be submitted to stockholders of the Corporation shall make application therefor in writing. Any such written request shall state a proper purpose or purposes of the meeting and shall be delivered to the President, Chairman of the Board or any Vice President.

     Notice of Meeting. Written notice, signed by the President, the Chairman of the Board, any Vice President, the Secretary or an Assistant Secretary, of every meeting of stockholders stating the date and time when, and the place where, it is to be held shall be delivered either personally or by mail to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the meeting, except as otherwise provided by law. The purpose or purposes for which the meeting is called may in the case of an annual meeting, and shall in the case of a special meeting, also be stated. If mailed, such notice shall be directed to a stockholder at his address as it shall appear on the stock books of the Corporation, unless he shall have filed with the Secretary a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.

     Quorum. The presence at any meeting, in person or by proxy, of the holders of record of a majority of the shares then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law or in the Amended and Restated Certificate of Incorporation of the Corporation, as amended, from time to time (hereinafter, the "Amended and Restated Certificate of Incorporation").

     Adjournments. In the absence of a quorum, a majority in interest of the stockholders entitled to vote, present in person or by proxy, or, if no stockholder entitled to vote is present in person or by proxy, any officer entitled to preside at or act as secretary of such meeting, may adjourn the meeting from time to time until a quorum shall be present.

     Voting. Directors shall be chosen by a plurality of the votes cast at the election, and, except as otherwise provided by law, all other questions shall be determined by a majority of the votes cast on such question. The stockholders shall exercise their votes so as to ensure the election to the Board of Directors of at least such number of Independent Directors (as defined in the Amended and Restated Certificate of Incorporation of the Corporation) as is required to permit the Corporation to conduct its business in accordance with Articles EIGHTH and NINTH of the Corporation's Amended and Restated Certificate of Incorporation.

     Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after eleven months from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.

     Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

     In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Board of Directors.

     Powers; Number; Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may otherwise be provided by law or in the Amended and Restated Certificate of Incorporation of the Corporation. The Board of Directors shall consist of a minimum of three directors (one of which shall be an Independent Director as defined in the Amended and Restated Certificate of Incorporation of the Corporation) until changed as herein provided. The number of directors which shall constitute the whole Board of Directors may be fixed from time to time by resolution of the Board of Directors or stockholders (any such resolution of either the Board of Directors or stockholders being subject to any later resolution of either of them). Directors need not be stockholders or residents of the State of Delaware.

     Election and Term of Office. Directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2.3. Each director (whether elected at an annual meeting or to fill a vacancy or otherwise) shall continue in office until his successor shall have been elected and qualified or until his earlier death, resignation or removal in the manner hereinafter provided.

     Vacancies and Additional Directorships. If any vacancy shall occur among the directors by reason of death, resignation or removal, or as the result of an increase in the number of directorships, a majority of the directors then in office, or a sole remaining director, though less than a quorum, may fill any such vacancy.

     Meetings. The Board of Directors by resolution may provide for the holding of regular meetings and may fix the times and places (within or without the State of Delaware) at which such meetings shall be held. Notice of regular meetings shall not be required to be given, provided that whenever the time or place of regular meetings shall be fixed or changed, notice of such action shall be mailed promptly to each director who shall not have been present at the meeting at which such action was taken, addressed to him at his residence or usual place of business.

     Special meetings of the Board of Directors shall be held (within or without the State of Delaware) upon call by or at the direction of the President, the Chairman of the Board or one of the directors, except that when the Board of Directors consists of one director, then the one director may call a special meeting. Except as otherwise required by law, notice of each special meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to him at such place by telegram, radio or cable, or telephoned or delivered to him personally, not later than the day before the day on which the meeting is to be held. Such notice shall state the time and place of such meeting, but need not state the purposes thereof, unless otherwise required by law, the Amended and Restated Certificate of Incorporation of the Corporation or these Bylaws.

     Quorum and Manner of Acting. At each meeting of the Board of Directors the presence of a majority of the total number of members of the Board of Directors as constituted from time to time, but not less than three, shall be necessary and sufficient to constitute a quorum for the transaction of business, except that when the Board of Directors consists of one director, then the one director shall constitute a quorum; provided that at any regular meeting of the Board of
                            --------
Directors as to which a matter requiring the consent of the Independent Director pursuant to Article EIGHTH AND NINTH of the Amended and Restated Certificate of Incorporation of the Corporation then at least one of such duly elected directors must be an Independent Director (if any Independent Directors are then on the Board of Directors). In the absence of a quorum, a majority of those present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present and the meeting may be held as adjourned without further notice or waiver. A majority of those present at any meeting at which a quorum is present may decide any question brought before such meeting, except as otherwise provided by law, the Amended and Restated Certificate of Incorporation of the Corporation or these Bylaws.

     Resignation of Directors. Any director may resign at any time by giving written notice of such resignation to the Board of Directors, the President, the Chairman of the Board, the Secretary or Assistant Secretary. Unless otherwise specified in such notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer, and the acceptance of such resignation shall not be necessary to make it effective.

     Removal of Directors. At any meeting of the stockholders, duly called as provided in these Bylaws, any director or directors may be removed from office, either with or without cause, as provided by law. At such meeting a successor or successors may be elected by a plurality of the votes cast, or if any such vacancy is not so filled, it may be filled by the directors as provided in
Section 2.3. No Independent Director may be removed unless his or her successor has been duly elected.



Committees of the Board.

     Designation, Power, Alternate Members and Term of Office. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in such resolution and permitted by law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation or a facsimile thereof to be affixed to or reproduced on all such papers as said committee shall designate. The Board of Directors may designate one or more directors as alternate members of any committee who, in the order specified by the Board of Directors, may replace any absent or disqualified member at any meeting of the committee. If at a meeting of any committee one or more of the members thereof should be absent or disqualified, and if either the Board of Directors has not so designated any alternate member or members, or the number of absent or disqualified members exceeds the number of alternate members who are present at such meeting, then the member or members of such committee (including alternates) present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. The term of office of the members of each committee shall be as fixed from time to time by the Board of Directors, subject to these Bylaws; provided, however, that any committee member who ceases to be a member of the Board of Directors shall ipso facto cease to be a committee member. Each committee shall appoint a secretary, who may be the Secretary of the Corporation or an Assistant Secretary thereof.

     Meetings, Notices and Records. Each committee may provide for the holding of regular meetings, with or without notice, and may fix the times and places at which such meetings shall be held. Special meetings of each committee shall be held upon call by or at the direction of its chairman or, if there be no chairman, by or at the direction of any one of its members. Except as otherwise provided by law, notice of each special meeting of a committee shall be mailed to each member of such committee, addressed to him at his residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to him at such place by telegram, radio or cable, or telephoned or delivered to him personally, not later than the day before the day on which the meeting is to be held. Such notice shall state the time and place of such meeting, but need not state the purposes thereof, unless otherwise required by law, the Amended and Restated Certificate of Incorporation of the Corporation or these Bylaws.

     Quorum and Manner of Acting. At each meeting of any committee the presence of a majority of its members then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, except that when a committee consists of one member, then the one member shall constitute a quorum. At each committee meeting in which a quorum is present, at least one of such members constituting the quorum must be an Independent Director (so long as an Independent Director is then on the Board of Directors. In the absence of a quorum, a majority of the members present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present and the meeting may be held as adjourned without further notice or waiver. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee. Subject to the foregoing and other provisions of these Bylaws and except as otherwise determined by the Board of Directors or as provided by law, each committee may make rules for the conduct of its business.

     Resignations. Any member of a committee may resign at any time by giving written notice of such resignation to the Board of Directors, the President, the Chairman of the Board, the Secretary or Assistant Secretary. Unless otherwise specified in such notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer, and the acceptance of such resignation shall not be necessary to make it effective.

     Removal. Any member of any committee may be removed at any time with or without cause by the Board of Directors.

     Vacancies. If any vacancy shall occur in any committee by reason of death, resignation, disqualification, removal or otherwise, the remaining member or members of such committee, so long as a quorum is present, may continue to act until such vacancy is filled by the Board of Directors.



Officers.

     Officers. The officers of the Corporation shall be a President and a Secretary, and such other officers as may be elected in accordance with the provisions of Section 4.3.

     Election, Term of Office and Qualifications. Each officer shall be elected by the Board of Directors. Each such officer (whether elected at the first meeting of the Board of Directors after the annual meeting of stockholders or to fill a vacancy or otherwise) shall hold his office until the first meeting of the Board of Directors after the next annual meeting of stockholders and until his successor shall have been elected, or until his death, or until he shall have resigned in the manner provided in Section 4.4 or shall have been removed in the manner provided in Section 4.5.

     Other Officers; Bonds. The Board of Directors may elect other officers including a Chairman of the Board, one or more Vice-Chairman, one or more Vice Presidents, a Chief Financial Officer, a Treasurer, and one or more Assistant Secretaries. If and to the extent required by any securities exchange, board of trade, commodities exchange, clearing corporation or association or similar institution in which the Corporation has membership privileges, the officers shall each be the record owner of Common Stock of the Corporation. The Board may require any officer, agent or employee, to give bond for the faithful performance of his duties in such sum and of such character as the Board may from time to time prescribe.

     Independent Officer. An Independent Officer (as defined in the Amended and Restated Certificate of Incorporation of the Corporation) shall be appointed and shall hold the position of President, Treasurer, Secretary or Vice President or shall have responsibility for financial, legal or administrative affairs. The Independent Officer may be the same individual as the Independent Director.

     Resignations. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the President, the Chairman of the Board, the Secretary or Assistant Secretary. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer, and the acceptance of such resignation shall not be necessary to make it effective.

     Removal. Any officer may be removed with or without cause at any meeting of the Board of Directors by affirmative vote of a majority of the directors then in office.

     Vacancies. A vacancy in any office by reason of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting if the vacancy is in an office which is required to be filled by the Board and may be filled if such vacancy is in an office which may be filled at the Board's discretion.

     The President. Subject to the direction of the Board of Directors, the President of the Corporation shall be the chief executive officer of the Corporation and shall have general charge of the business, affairs and property of the Corporation and general supervision over its officers and agents. If present, he shall preside at all meetings of stockholders and, in the absence or nonelection of the Chairman of the Board of Directors, at all meetings of the Board. He may sign, with any other officer thereunto duly authorized, certificates representing stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature). From time to time he shall report to the Board of Directors all matters within his knowledge which the interests of the Corporation may require to be brought to their attention. He shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors or these Bylaws.

     The Chairman of the Board. At the request of the President or in his absence or disability, the Chairman of the Board or any Vice President designated by the Board of Directors shall perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all restrictions upon the President. The Chairman of the Board may also sign, with any other officer thereunto duly authorized, certificates representing stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature). The Chairman of the Board shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, the President or these Bylaws.

     The  Secretary.  The  Secretary  shall

     record all the proceedings of the meetings of the stockholders, the Board of Directors and any committees in a book or books to be kept for that purpose;

     cause all notices to be duly given in accordance with the provisions of these Bylaws and as required by law;

     whenever any committee shall be appointed in pursuance of a resolution of the Board of Directors, furnish the chairman of such committee with a copy of such resolution;

     be custodian of the records and of the seal of the Corporation, and cause such seal to be affixed to or a facsimile to be reproduced on all certificates representing stock of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized;

     see that the lists, books, reports, statements, certificates and other documents and records required by law are properly kept and filed;

     have charge of the stock and transfer books of the Corporation, and exhibit such stock book at all reasonable times to such persons as are entitled by law to have access thereto;

     sign (unless the Treasurer or an Assistant Secretary shall sign) certificates representing stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature); and

     in general, perform all duties incident to the office of Secretary and have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, the President or these Bylaws.

     Assistant Secretaries. At the request of the Secretary or in his absence or disability, the Assistant Secretary shall perform all the duties of the Secretary and, when so acting, shall have all the powers of and be subject to all restrictions upon the Secretary. Each Assistant Secretary shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, the President, the Chairman of the Board, the Secretary or these Bylaws.

     The Chief Financial Officer. The Chief Financial Officer shall render to the Board of Directors, the President or the Chairman of the Board, whenever requested, a statement of the financial condition of the Corporation;

     cause to be kept at the Corporation's principal office correct books of account of all its business and transactions and such duplicate books of account as he shall determine and upon application cause such books or duplicates thereof to be exhibited to any director;

     be empowered, from time to time, to require from the officers or agents of the Corporation reports or statements giving such information as he may desire with respect to any and all financial transactions of the Corporation; and

     in general, perform all duties incident to the office of Chief Financial Officer and have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, the President, the Chairman of the Board or these Bylaws.

     The Treasurer. The Treasurer shall

     cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be selected in accordance with Section 5.3 or to be otherwise dealt with in such manner as the Board of Directors may direct;

     sign (unless the Secretary or an Assistant Secretary shall sign) certificates representing stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be facsimile signature); and

     in general, perform all duties incident to the office of Treasurer and have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, the President, the Chairman of the Board or these Bylaws.

     Other Officers. Except as otherwise provided in these Bylaws, the other officers of the Corporation shall have such powers and duties as may be delegated to them, respectively, by the Board of Directors.



Execution of Instruments and Deposit of Corporate Funds.

     Execution of Instruments Generally. Except as otherwise determined from time to time by the Board of Directors of the Corporation with respect to specific contracts or classes of contracts, all contracts shall be signed by an officer of the Corporation, and such signature may be attested to by the signature of the Secretary or an Assistant Secretary, who may if he so desires affix the seal of the Corporation thereto.

     Borrowing. No loans or advances shall be obtained or contracted for, by or on behalf of the Corporation and no negotiable paper shall be issued in its name, unless and except as authorized by the Board of Directors. Such authorization may be general or confined to specific instances.

     Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositories as the Board of Directors may select, or as may be selected by any officer or officers or agent or agents authorized to do so by the Board of Directors. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors from time to time may determine, or as may be selected by any officer or officers or agent or agents authorized to do so by the Board of Directors. Such authorization may be general or confined to specific instances.

     Checks, Drafts etc. All checks, drafts or other orders for the payment of money, and all notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers or agent or agents of the Corporation, and in such manner, as from time to time shall be determined by the Board of Directors. Such authorization may be general or confined to specific instances.

     Proxies. Proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the President, the Chairman of the Board, any Vice-Chairman or any Vice President or by any other person or persons thereunto authorized by the Board of Directors.



Corporate Seal.

     Corporate Seal. The corporate seal shall be circular in form and shall bear the name of the Corporation and words and figures denoting its organization under the laws of the State of Delaware and the year thereof and otherwise shall be in such form as shall be approved from time to time by the Board of Directors.



Fiscal Year.

     Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January in each year and end on the last day of December in each year.



Amendments.

     Amendments. All Bylaws of the Corporation may be amended or repealed, and new Bylaws may be made, by an affirmative majority of the votes cast at any annual or special stockholders' meeting by holders of outstanding shares of stock of the Corporation entitled to vote, or by an affirmative vote of a majority of the directors present at any organizational, regular or special meeting of the Board of Directors.



Action without a Meeting.

     Action without a Meeting. Any action which might have been taken under these Bylaws by a vote of the stockholders at a meeting thereof may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken, shall be signed by the holders of outstanding shares of stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, provided that prompt notice shall be given to those stockholders who have not so consented if less than unanimous written consent is obtained. Any action which might have been taken under these Bylaws by vote of the directors at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all the members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the Board of Directors or such committee.



Indemnification.

     Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was a director, officer or employee of the Corporation serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a ---- ---------- presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was a director, officer or employee of the Corporation serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     To the extent that a director, officer, or employee of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, or employee is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made
(1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

     Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorneys' fees) incurred by other employees may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any other bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

     For purposes of this Article, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants and beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

     The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

     The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this Article or any other bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).



Waiver of Notice.

     Waiver of Notice of Meetings of Stockholders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the Amended and Restated Certificate of Incorporation of the Corporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by the Amended and Restated Certificate of Incorporation of the Corporation or these Bylaws.




The CHR Trust Agreement and CHR Trust Certificates
--------------------------------------------------

     WHEREAS, the Corporation and the Bank of New York (the "BONY") entered into that certain Base Trust Agreement dated as of August 28, 1997, as amended by Base Supplement No. 1 dated as of February 27, 1998 (together, the "Base Trust Agreement").

     NOW, THEREFORE BE IT:

     RESOLVED, that, for purposes of the following resolutions, the term "Senior Officer" shall mean the President, Chairman, or any Senior Vice President; and that with regard to a particular matter covered by the following resolutions, the term "Authorized Person" shall mean any officer or employee of the Corporation designated from time to time as being authorized to act as an Authorized Person, in general or specifically with regard to a particular matter, under the following resolutions, by any one of the Senior Officers in a written authorization notice, which notice may also set forth any terms, conditions or limitations on the authority of such Authorized Person to so act (the "Written Authorization Notice"); and be it

     FURTHER RESOLVED, that the Corporation be, and it hereby is, authorized to enter into a supplement to the Base Trust Agreement (the "CHR Trust Agreement") upon such terms and conditions as any Senior Officer or, subject to the terms of any applicable Written Authorization Notice, any of the Authorized Persons designated by any of them may approve, and each Senior Officer or Authorized Person in accordance with any applicable Written Authorization Notice be, and hereby is, authorized in the name and on behalf of the Corporation to execute and deliver the CHR Trust Agreement; and be it

     FURTHER RESOLVED, that the BONY, or any substitute trustee approved by any of the Senior Officers or Authorized Persons in accordance with any applicable Written Authorization Notice, is hereby appointed as trustee (the "Trustee") under the CHR Trust Agreement; and be it

     FURTHER RESOLVED, that the Corporation be, and it hereby is, authorized to acquire $57,830,000 aggregate principal amount of 7.40% Debentures due August 1, 2097 issued by Chrysler Corporation (the "CHR Notes") and to deposit such CHR Notes into the Receipts on Corporate Securities Trust, Series CHR 1998-1 (the "CHR Trust") formed pursuant to the CHR Trust Agreement, in exchange for Receipts on Corporate Securities Trust, Series CHR 1998-1 Certificates (the "CHR Trust Certificates"), which CHR Trust Certificates shall evidence the entire beneficial interest in the CHR Notes; and be it

     FURTHER RESOLVED, that the Corporation be, and it hereby is, authorized to sell such CHR Trust Certificates transferred to the Corporation by the CHR Trust; and be it

     FURTHER RESOLVED, that the Corporation be, and it hereby is, authorized to apply the net proceeds from the sale of the CHR Trust Certificates to the purchase of the CHR Notes and to pay issuance expenses and operating expenses of the Corporation; and be it

     FURTHER RESOLVED, that any of the Senior Officers be, and, subject to the terms of any applicable Written Authorization Notice, any of the Authorized Persons designated by any of them be, and each of them hereby is, authorized to take such action and execute and cause the filing and recording of all such documents as such Senior Officer or Authorized Person in accordance with any applicable Written Authorization Notice may deem necessary or appropriate for the creation of the CHR Trust created by such CHR Trust Agreement.

Registration Statement
----------------------

     RESOLVED, when and if deemed appropriate by any of the Senior Officers or Authorized Persons, such Senior Officer or Authorized Person in accordance with any applicable Written Authorization Notice, is authorized, directed and empowered, in the name of the Corporation and on behalf the CHR Trust, (i) to cause to be prepared and to execute and file with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 or Form S-4, or both (together, the "Registration Statement"), and any amendment or amendments (including post-effective amendments or supplements) thereto, together with all documents required as exhibits to the Registration Statement, relating to one or more classes of CHR Trust Certificates (or substantially identical securities issued in exchange therefor pursuant to a registered exchange offer), in such form as such Senior Officer or Authorized Person in accordance with any applicable Written Authorization Notice may approve, and
(ii) to do all such acts and things, to execute and deliver all such documents and to make all such filings as shall be necessary or deemed appropriate by any of them to obtain all state securities and "blue sky" permits or approvals that shall be required or appropriate in connection with the issuance of such CHR Trust Certificates; and be it

     FURTHER RESOLVED, that the Secretary of the Corporation be, and hereby is, appointed as agent for service to be named in the Registration Statement; and be it

     FURTHER RESOLVED, that each officer and director who may be required to sign and execute the Registration Statement or any and all amendments thereto or documents in connection therewith (whether in the name or on behalf of the Corporation or the CHR Trust, or otherwise) be, and each hereby is, authorized to execute a power of attorney appointing the persons designated therein his or her true and lawful attorney to sign in his or her name, place and stead, in any such capacity, the Registration Statement and any and all amendments (including post-effective amendments) thereto, including amendments or supplements to the prospectus contained therein and the addition or amendment of exhibits and other documents in connection therewith, and to file the same with the Commission, and to have full power and authority to do and perform, in the name and on behalf of each of said officers and directors who shall have executed such power of attorney, every act whatsoever that such attorney may deem necessary, appropriate or desirable to be done in connection therewith as fully and to all intents and purposes as such officers or directors might or could do in person.

Preparation of Offering Document
--------------------------------

     RESOLVED, that any of the Senior Officers be, and, subject to the terms of any applicable Written Authorization Notice, any of the Authorized Persons designated by any of them be, and each of them hereby is, authorized in the name and on behalf of the Corporation, to cause to be prepared and distributed an offering circular or prospectus, where appropriate, and any amendment or supplements thereto (together the "Offering Document"), in connection with the sale by the Corporation of the CHR Trust Certificates (including substantially identical certificates issued in exchange therefor pursuant to a registered exchange offer) and that such Offering Document and any preliminary offering document be, and it hereby is, approved in such form as any of the Senior
Officers or Authorized Persons in accordance with any applicable Written Authorization Notice may deem necessary or appropriate.

Fees and Expenses
-----------------

     RESOLVED, that any of the Senior Officers be, and, subject to the terms of any applicable Written Authorization Notice, any of the Authorized Persons designated by any of them be, and each of them hereby is, authorized, empowered and directed, in the name and for and on behalf of the Corporation to pay all necessary and reasonable fees incurred in connection with the foregoing, including, but not limited to, all printing expenses, fees and expenses of the Corporation's legal counsel, and the Trustee, and to make all payments as any of the Senior Officers or Authorized Persons in accordance with any applicable Written Authorization Notice shall determine to be necessary or appropriate, such payment to be conclusive evidence of their determination.

Miscellaneous
-------------

     RESOLVED, that any of the Senior Officers be, and, subject to the terms of any applicable Written Authorization Notice, any of the Authorized Persons designated by any of them be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Corporation, to take or cause to be taken any and all such action to execute and deliver any and all such agreements, certificates, instructions, notices, requests, instruments and other documents and to do any and all such other things as any of such Senior Officer or Authorized Person in accordance with any applicable Written Authorization Notice shall determine to be necessary or appropriate to effectuate the foregoing resolutions and to carry out the purposes thereof and that any such actions be, and hereby are, ratified and confirmed.